EXHIBIT 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of  Western Asset 2008 Worldwide Dollar Government Term Trust Inc.  (the “Registrant”), each certify to the best of his knowledge that:

1.         The Registrant’s periodic report on Form N-CSR for the period ended January 31, 2008 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.         The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Western Asset 2008 Worldwide Dollar	Western Asset 2008 Worldwide Dollar
Government Term Trust Inc.	Government Term Trust Inc.

/s/ R. Jay Gerken	/s/ Karpel Ozsolak
R. Jay Gerken	Karpel Ozsolak
Date: April 1, 2008	Date: April 1, 2008

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.